Exhibit 99.1

EXL REPORTS 2024 THIRD QUARTER RESULTS

2024 Third Quarter Revenue of $472.1 Million, up 14.9% year-over-year

Q3 Diluted EPS (GAAP) of $0.33, up 24.2% from $0.26 in Q3 of 2023

Q3 Adjusted Diluted EPS (Non-GAAP) (1) of $0.44, up 16.3% from $0.37 in Q3 of 2023

NEW YORK – Oct. 29, 2024 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (Nasdaq: EXLS), a leading data analytics and digital operations and solutions company, today announced its financial results for the quarter ended September 30, 2024.

Rohit Kapoor, chairman and chief executive officer, said, “We are pleased with our third quarter results. We delivered revenue and adjusted diluted EPS growth of 15% and 16% respectively. The ongoing execution of our data and AI-led strategy enabled us to accelerate our growth, achieving double-digit growth across both our data analytics and digital operations and solutions businesses during the quarter. As we continue to expand our data modernization and AI solution set with innovations such as industry-specific large language models (LLMs), we are well positioned to continue our momentum into the fourth quarter and beyond.”

Maurizio Nicolelli, chief financial officer, said, “Based on our strong year-to-date performance and current visibility for the remainder of the year, we are raising the full-year guidance range for revenue and EPS. We now expect revenue to be in the range of $1.825 billion to $1.835 billion, up from our prior guidance of $1.805 billion to $1.830 billion. This represents 12% to 13% year-over-year growth on a reported currency basis and approximately 12% on a constant currency basis. We now expect our adjusted diluted earnings per share for 2024 to be in the range of $1.61 to $1.63, up from our prior guidance of $1.59 to $1.62, representing growth of 13% to 14% over the prior year.”

__________________________________________________________

(1)Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Third Quarter 2024

•Revenue for the quarter ended September 30, 2024 increased to $472.1 million compared to $411.0 million for the third quarter of 2023, an increase of 14.9% on a reported basis and 14.5% on a constant currency basis. Revenue increased by 5.3% sequentially on a reported basis and 4.9% on a constant currency basis, from the second quarter of 2024.

	Revenue			Gross Margin
	Three months ended			Three months ended
	September 30, 2024	September 30, 2023	June 30, 2024	September 30, 2024	September 30, 2023	June 30, 2024
Reportable Segments
	(dollars in millions)
Insurance	$157.6	$136.4	$149.3	36.3%	36.6%	36.0%
Healthcare	30.5	26.2	28.1	33.6%	36.8%	33.1%
Emerging Business	80.0	65.3	77.2	40.2%	42.4%	41.6%
Analytics	204.0	183.1	193.8	38.5%	37.0%	36.7%
Revenues, net	$472.1	$411.0	$448.4	37.8%	37.7%	37.1%

•Operating income margin for each of the quarter ended September 30, 2024 and the third quarter of 2023, was 14.7%, and 13.7% for the second quarter of 2024. Adjusted operating income margin for the quarter ended September 30, 2024, was 19.9%, compared to 20.0% for the third quarter of 2023 and 19.8% for the second quarter of 2024.

•Diluted earnings per share for the quarter ended September 30, 2024, was $0.33, compared to $0.26 for the third quarter of 2023 and $0.28 for the second quarter of 2024. Adjusted diluted earnings per share for the quarter ended September 30, 2024, was $0.44, compared to $0.37 for the third quarter of 2023 and $0.40 for the second quarter of 2024.

Business Highlights: Third Quarter 2024
•Won 13 new clients in the third quarter of 2024, with 8 clients in digital operations and solutions business and 5 clients in analytics.
•Launched EXL Insurance LLM, developed using NVIDIA AI software. This LLM addresses the highly specialized needs of the insurance industry, leveraging EXL’s 25 years of experience in the industry and a proprietary data set with more than a decade of claims-related data.
•Expanded partnership with Databricks to deploy new data management and generative AI solutions into the Databricks ecosystem, speeding the development of cutting-edge data management solutions for EXL clients.
•Recognized as a Major Player in the IDC MarketScape: Worldwide Data Modernization Services 2024 Vendor Assessment based on our core value propositions, execution and innovation capabilities, go-to-market strategy, and market impact.
•Named by Newsweek as one of America’s Most Reliable Companies 2025 based on parameters including: Likelihood of Recommendation, Ease of Doing Business, Value for Money, Consistency of Deliverables, and Reputation for Dependability.

2024 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 84.0, U.K. pound sterling to U.S. dollar exchange rate of 1.30, U.S. dollar to the Philippine peso exchange rate of 58.0 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2024:

•Revenue of $1.825 billion to $1.835 billion, representing an increase of 12% to 13% on a reported currency basis and approximately 12% on a constant currency basis from 2023.

•    Adjusted diluted earnings per share of $1.61 to $1.63, representing an increase of 13% to 14% from 2023.

Conference Call

ExlService Holdings, Inc. will host a conference call on Wednesday, Oct. 30, 2024, at 10:00 A.M. ET to discuss the company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

Please note that there is a new system to access the live call-in order to ask questions. To join the live call, please register here. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of approximately twelve months.

About ExlService Holdings, Inc.
EXL (Nasdaq: EXLS) is a leading data analytics and digital operations and solutions company. We partner with clients using a data and AI-led approach to reinvent business models, drive better business outcomes and unlock growth with speed. EXL harnesses the power of data, analytics, AI, and deep industry knowledge to transform operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media and retail, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have more than 57,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation, recessionary economic trends, and ability to successfully integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenues, net	$472,073	$410,971	$1,356,946	$1,216,610
Cost of revenues (1)	293,806	256,002	849,336	760,691
Gross profit (1)	178,267	154,969	507,610	455,919
Operating expenses:
General and administrative expenses	57,495	52,213	167,195	144,564
Selling and marketing expenses	37,568	30,943	108,982	88,674
Depreciation and amortization expense	13,799	11,583	39,055	38,192
Total operating expenses	108,862	94,739	315,232	271,430
Income from operations	69,405	60,230	192,378	184,489
Foreign exchange gain, net	278	409	673	838
Interest expense	(5,526)	(3,405)	(14,145)	(10,030)
Other income, net	4,374	778	11,876	6,594
Income before income tax expense and earnings from equity affiliates	68,531	58,012	190,782	181,891
Income tax expense	15,460	14,161	43,086	37,773
Income before earnings from equity affiliates	53,071	43,851	147,696	144,118
Gain/(loss) from equity-method investment	(34)	25	(71)	157
Net income	$53,037	$43,876	$147,625	$144,275
Earnings per share:
Basic	$0.33	$0.26	$0.90	$0.87
Diluted	$0.33	$0.26	$0.90	$0.86
Weighted average number of shares used in computing earnings per share:
Basic	161,732,872	166,159,619	163,197,767	166,707,599
Diluted	163,187,733	167,688,374	164,620,081	168,591,612
(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	September 30, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$150,102	$136,953
Short-term investments	175,648	153,881
Restricted cash	7,342	4,062
Accounts receivable, net	340,904	308,108
Other current assets	93,693	76,669
Total current assets	767,689	679,673
Property and equipment, net	107,395	100,373
Operating lease right-of-use assets	71,796	64,856
Restricted cash	5,820	4,386
Deferred tax assets, net	106,881	82,927
Goodwill	427,663	405,639
Other intangible assets, net	51,291	50,164
Long-term investments	14,184	4,430
Other assets	57,113	49,524
Total assets	$1,609,832	$1,441,972
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,082	$5,055
Current portion of long-term borrowings	4,891	65,000
Deferred revenue	12,472	12,318
Accrued employee costs	110,677	117,137
Accrued expenses and other current liabilities	105,159	114,113
Current portion of operating lease liabilities	16,904	12,780
Total current liabilities	254,185	326,403
Long-term borrowings, less current portion	339,828	135,000
Operating lease liabilities, less current portion	62,336	58,175
Deferred tax liabilities, net	3,245	1,495
Other non-current liabilities	42,675	31,462
Total liabilities	702,269	552,535
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized, 205,317,002 shares issued and 160,880,592 shares outstanding as of September 30, 2024 and 203,410,038 shares issued and 165,277,880 shares outstanding as of December 31, 2023	205	203
Additional paid-in capital	572,430	508,028
Retained earnings	1,231,288	1,083,663
Accumulated other comprehensive loss	(122,593)	(127,040)
Total including shares held in treasury	1,681,330	1,464,854
Less: 44,436,410 shares as of September 30, 2024 and 38,132,158 shares as of December 31, 2023, held in treasury, at cost	(773,767)	(575,417)
Total stockholders’ equity	907,563	889,437
Total liabilities and stockholders’ equity	$1,609,832	$1,441,972

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with future acquisitions and the currency fluctuations and associated tax effects. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, restructuring costs, litigation settlement costs and associated legal fees, effects of termination of leases, certain defined social security contributions, allowance for certain material expected credit losses, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

EXL’s primary exchange rate exposure is with the Indian rupee, the Philippine peso, the U.K. pound sterling and the South African rand. The average exchange rate of the U.S. dollar against the Indian rupee increased from 82.69 during the quarter ended September 30, 2023 to 83.79 during the quarter ended September 30, 2024, representing a depreciation of 1.3% against the U.S. dollar. The average exchange rate of the U.S. dollar against the Philippine peso increased from 56.02 during the quarter ended September 30, 2023 to 56.84 during the quarter ended September 30, 2024, representing a depreciation of 1.5% against the U.S. dollar. The average exchange rate of the U.K. pound sterling against the U.S. dollar increased from 1.26 during the quarter ended September 30, 2023 to 1.31 during the quarter ended September 30, 2024, representing an appreciation of 4.4% against the U.S. dollar. The average exchange rate of the U.S. dollar against the South African rand decreased from 18.49 during the quarter ended

September 30, 2023 to 17.74 during the quarter ended September 30, 2024, representing an appreciation of 4.1% against the U.S. dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended September 30, 2024 and September 30, 2023, and the three months ended June 30, 2024:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	September 30,		June 30,
	2024	2023	2024
Net Income (GAAP)	$53,037	$43,876	$45,825
add: Income tax expense	15,460	14,161	13,873
add/(subtract): Foreign exchange gain, net, interest expense, gain/(loss) from equity-method investment and other income/(loss), net	908	2,193	1,751
Income from operations (GAAP)	$69,405	$60,230	$61,449
add: Stock-based compensation expense	21,232	17,067	18,095
add: Amortization of acquisition-related intangibles	3,449	3,157	3,077
add: Restructuring and litigation settlement costs (a)	—	—	6,174
add: Allowance for expected credit losses (b)	—	1,700	—
Adjusted operating income (Non-GAAP)	$94,086	$82,154	$88,795
Adjusted operating income margin as a % of Revenue (Non-GAAP)	19.9%	20.0%	19.8%
add: Depreciation on long-lived assets	10,350	8,426	9,833
Adjusted EBITDA (Non-GAAP)	$104,436	$90,580	$98,628
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	22.1%	22.0%	22.0%

(a) To exclude effects of employee severance costs and outplacement support costs of $4,762 and litigation settlement costs and associated legal fees of $1,412 during the three months ended June 30, 2024.

(b) To exclude the effects of material allowance for expected credit losses on accounts receivables related to a customer bankruptcy event during the three months ended September 30, 2023.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share amount)

	Three months ended
	September 30,		June 30,
	2024	2023	2024
Net income (GAAP)	$53,037	$43,876	$45,825
add: Stock-based compensation expense	21,232	17,067	18,095
add: Amortization of acquisition-related intangibles	3,449	3,157	3,077
add: Restructuring and litigation settlement costs (a)	—	—	6,174
add: Effects of changes in fair value of contingent consideration	—	2,500	—
add: Allowance for expected credit losses (b)	—	1,700	—
subtract: Tax impact on stock-based compensation expense (c)	(5,830)	(4,340)	(4,619)
subtract: Tax impact on amortization of acquisition-related intangibles	(866)	(771)	(765)
subtract: Tax impact on restructuring and litigation settlement costs	—	—	(1,588)
subtract: Tax impact on allowance for expected credit losses	—	(429)	—
Adjusted net income (Non-GAAP)	$71,022	$62,760	$66,199
Adjusted diluted earnings per share (Non-GAAP)	$0.44	$0.37	$0.40

(a) To exclude effects of employee severance costs and outplacement support costs of $4,762 and litigation settlement costs and associated legal fees of $1,412 during the three months ended June 30, 2024.
(b) To exclude the effects of material allowance for expected credit losses on accounts receivables related to a customer bankruptcy event during the three months ended September 30, 2023.
(c) Tax impact includes $1,673 and $462 during the three months ended September 30, 2024 and 2023 respectively, and $18 during the three months ended June 30, 2024, related to discrete benefits recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

Contacts:
Investor Relations
John Kristoff
Vice President, Investor Relations
+1 212 209 4613
ir@exlservice.com

Media - US
Keith Little
Assistant Vice President, Media Relations
+1 703 598 0980
media.relations@exlservice.com